SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December __, 2008

GRILL CONCEPTS, INC.
(Exact name of registrant as specified in Charter)

Delaware	0-23326	13-3319172
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

6300 Canoga Avenue, Suite 1700 Woodland Hills, California 91367
(Address of Principal Executive Offices)(Zip Code)

818-251-7000
(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 4, 2008, Grill Concepts, Inc. (the "Company") revised its previously implemented temporary plan (the "Plan") pursuant to which each officer at the Vice President level and higher agreed to accept equity in the Company in lieu of cash in an amount equal to10% of their salary and each director agreed to accept equity in the Company in lieu of cash in an amount equal to100% of their compensation (the "Salary Reduction Amount").

The revision to the Plan consisted of implementation of a minimum per share price for Restricted Stock Units issued under the Plan. Under the revision to the Plan, Restricted Stock Units issued in lieu of cash will be issued at the average closing price of the Company's common stock over the three trading days ended on the date of issuance, but not less than $2.26 per share.

See Form 8-K filed October 30, 2008 for a more complete description of the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GRILL CONCEPTS, INC.

Dated: January 5, 2008

By: \s\Wayne Lipschitz

Wayne Lipschitz

Chief Financial Officer